UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d)

of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): May 19, 2017

SALEM MEDIA GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26497	77-0121400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Santa Rosa Road, Camarillo, California	93012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 987-0400

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	2
ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT	5
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT	5
ITEM 8.01 OTHER EVENTS	6
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS	6
EXHIBITS	6
SIGNATURE	7
EXHIBIT INDEX	8
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 4.3
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

6.75% Senior Secured Notes due 2024

On May 19, 2017 (the “Closing Date”), in connection with the closing of an offering (the “Notes Offering”) by Salem Media Group, Inc. (the “Company”) of $255 million aggregate principal amount of 6.75% senior secured notes due 2024 (the “Notes”) at an issue price of 100% of principal amount, the Company entered into an indenture, dated as of May 19, 2017 (the “Indenture”), with the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Notes Collateral Agent”). The Indenture provides for the issuance and sets forth the terms of the Notes.

The Company used the net proceeds from the Notes Offering, together with borrowings under a new $30 million senior secured asset-based revolving credit facility (the “ABL Facility”), to repay its then existing senior credit facilities (the “Prior Facility”), to pay fees and expenses incurred in connection with the Notes Offering and the ABL Facility and to pay accrued and unpaid interest on its then-existing term loan.

General. The Notes bear interest at a rate of 6.75% per year and mature on June 1, 2024, unless earlier redeemed or repurchased. Interest accrues on the Notes from May 19, 2017 and is payable semi-annually, in cash in arrears, on June 1 and December 1 of each year, commencing December 1, 2017.

The Notes are guaranteed on a senior secured basis by the Subsidiary Guarantors. The Notes and the ABL Facility are secured by liens on substantially all of the Company’s and the Subsidiary Guarantors’ assets, other than certain excluded assets. The ABL Facility has a first-priority lien on the Company’s and the Subsidiary Guarantor’s accounts receivable, inventory, deposit and securities accounts, certain real estate and related assets (the “ABL Priority Collateral”). The Notes are secured by a first-priority lien on substantially all other assets of the Company and the Subsidiary Guarantors (the “Notes Priority Collateral”). There is no direct lien on the Company’s Federal Communications Commission (“FCC”) licenses to the extent prohibited by law or regulation.

The Company may redeem the Notes, in whole or in part, at any time on or after June 1, 2020 at a price equal to 100% of the principal amount of the Notes plus a “make-whole” premium as of, and accrued and unpaid interest, if any, to, but not including, the redemption date. At any time on or after June 1, 2020, the Company may redeem some or all of the Notes at the redemption prices (expressed as percentages of the principal amount to be redeemed) set forth in the Notes, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In addition, the Company may redeem up to 35% of the aggregate principal amount of the Notes before June 1, 2020 with the net cash proceeds from certain equity offerings at a redemption price of 106.75% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date. The Company may also redeem up to 10% of the aggregate original principal amount of the Notes per twelve month period before June 1, 2020 at a redemption price of 103% of the principal amount plus accrued and unpaid interest to, but not including, the redemption date.

Covenants. The Indenture contains covenants that, among other things and subject in each case to certain specified exceptions, limit the ability of the Company and of its restricted subsidiaries to: (i) incur additional debt; (ii) declare or pay dividends, redeem stock or make other distributions to stockholders; (iii) make investments; (iv) create liens or use assets as security in other transactions; (v) merge or consolidate, or sell, transfer, lease or dispose of substantially all of our assets; (vi) engage in transactions with affiliates; and (vii) sell or transfer assets.

Events of Default. The Indenture provides for the following events of default (each, an “Event of Default”): (i) default in payment of principal or premium on the Notes at maturity, upon repurchase, acceleration, optional redemption or otherwise; (ii) default for 30 days in payment of interest on the Notes; (iii) the failure by the Company or certain restricted subsidiaries to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) the failure of any guarantee by certain significant Subsidiary Guarantors to be in full force and effect and enforceable in accordance with its terms, subject to notice and lapse of time; (v) certain accelerations (including failure to pay within any grace period) of other indebtedness of the Company or any restricted subsidiary if the amount accelerated (or so unpaid) is at least $15 million; (vi) certain judgments for the payment of money in excess of $15 million; (vii) certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary; and (vii) certain defaults with respect to any collateral having a fair market value in excess of $15 million. If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately, subject to remedy or cure in certain cases. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Change of Control. In the event of a change of control (as defined in the Indenture) of the Company, holders of the Notes have the right to require the Company to repurchase their Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the repurchase date.

The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act or any state securities laws. This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Intercreditor Arrangements. On May 19, 2017, in connection with the issuance of the Notes, the Company, the Subsidiary Guarantors, the Notes Collateral Agent and Wells Fargo Bank, National Association, as administrative agent and collateral agent under the ABL Facility and related agreements, entered into an Intercreditor Agreement (the “Intercreditor Agreement”) to define the rights of lenders and certain other parties under the ABL Facility, collateral and related agreements and the holders with respect to the Notes and collateral. Pursuant to the terms of the Intercreditor Agreement, the Notes Collateral Agent holds a first-priority security interest in the Notes Priority Collateral and a second-priority lien in the ABL Priority Collateral, for the benefit of holders of the Notes, equally and ratably with any permitted additional pari passu indebtedness. So long as the obligations under the ABL Facility have not been discharged, the Notes Collateral Agent is not permitted to exercise remedies against the ABL Priority Collateral. A release of ABL Priority Collateral by the Notes Collateral Agent may result in a release of the same ABL Priority Collateral securing the Notes on a second-priority basis without the consent of the holders of the Notes, and the rights of the Notes Collateral Agent to exercise rights with respect to the ABL Priority Collateral in a bankruptcy proceeding are restricted under the Intercreditor Agreement.

A copy of each of the Indenture, the form of the Notes, Security Agreement (the “Notes Security Agreement”), dated as of May 19, 2017, among the Company, the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent, and the Intercreditor Agreement is attached as Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 10.1, respectively, to this current report on Form 8-K. The foregoing descriptions of the Indenture, the form of the Notes, the Notes Security Agreement and the Intercreditor Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

ABL Facility

On May 19, 2017, the Company entered into the ABL Facility pursuant to a Credit Agreement (the “Credit Agreement”) by and among the Company, as a borrower, the subsidiaries of the Company party thereto, as borrowers, Wells Fargo Bank, National Association, as administrative agent and lead arranger, and the lenders that are parties thereto. On the Closing Date, the Company used the proceeds of the ABL Facility, together with the net proceeds from the Notes Offering, to repay the Prior Facility and related fees and expenses. Going forward, the proceeds of the ABL Facility will be used to provide ongoing working capital and for other general corporate purposes (including permitted acquisitions) of the Company and its subsidiaries.

General. The new ABL Facility described in the Credit Agreement is a five-year $30.0 million revolving credit facility, which includes a $5.0 million subfacility for standby letters of credit and a $7.5 million subfacility for swingline loans. All borrowings under the ABL Facility accrue at a rate equal to a base rate or LIBOR rate plus a spread. The spread, which is based on an availability-based measure, ranges from 0.50% to 1.00% for base rate borrowings and 1.50% to 2.00% for LIBOR rate borrowings. If an event of default occurs, the interest rate may increase by 2.00% per annum. Amounts outstanding under the ABL Facility may be paid and then reborrowed at the Company’s discretion without penalty or premium.

The ABL Facility is secured by a first-priority lien on the ABL Priority Collateral and by a second-priority lien on the Notes Priority Collateral. There is no direct lien on the Company’s FCC licenses to the extent prohibited by law or regulation (other than the economic value and proceeds thereof).

Covenants. The Credit Agreement includes a springing fixed charge coverage ratio of 1.0 to 1.0, which is tested during the period commencing on the last day of the fiscal month most recently ended prior to the date on which Availability (as defined in the Credit Agreement) is less than the greater of 15% of the Maximum Revolver Amount (as defined in the Credit Agreement) and $4.5 million and continuing for a period of 60 consecutive days after the first day on which Availability exceeds such threshold amount. The Credit Agreement also includes other negative covenants that are customary for credit facilities of this type, including covenants that, subject to exceptions described in the Credit Agreement, restrict the ability of the borrowers and their subsidiaries (i) to incur additional indebtedness; (ii) to make investments; (iii) to make distributions, loans or transfers of assets; (iv) to enter into, create, incur, assume or suffer to exist any liens, (v) to sell assets; (vi) to enter into transactions with affiliates; (vii) to merge or consolidate with, or dispose of all assets to a third party, except as permitted thereby; (viii) to prepay indebtedness; and (ix) to pay dividends.

Events of Default. The Credit Agreement provides for the following events of default: (i) default for non-payment of any principal or letter of credit reimbursement when due or any interest, fees or other amounts within five days of the due date; (ii) the failure by any borrower or any subsidiary to comply with any covenant or agreement contained in the Credit Agreement or any other loan document, in certain cases subject to applicable notice and lapse of time; (iii) any representation or warranty made pursuant to the Credit Agreement or any other loan document is incorrect in any material respect when made; (iv) certain defaults of other indebtedness of any borrower or any subsidiary of indebtedness of at least $10 million; (v) certain events of bankruptcy or insolvency with respect to any borrower or any subsidiary; (vi) certain judgments for the payment of money of $10 million or more; (vii) a change of control; and (viii) certain defaults relating to the loss of FCC licenses, cessation of broadcasting and termination of material station contracts. If an event of default occurs and is continuing, the Administrative Agent and the Lenders may accelerate the amounts outstanding under the ABL Facility and may exercise remedies in respect of the collateral.

A copy of each of the Credit Agreement and the Guaranty and Security Agreement (the “ABL Security Agreement”), dated as of May 19, 2017, by and among Salem Media Group, Inc., the subsidiaries party thereto and Wells Fargo Bank, National Association, as administrative agent, is attached as Exhibit 10.2 and Exhibit 10.3, respectively, to this current report on Form 8-K. The foregoing descriptions of the Credit Agreement and the ABL Security Agreement are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On May 19, 2017, as further discussed in Item 1.01 above, the Company used the net proceeds from the Notes Offering, together with borrowings under the ABL Facility, to repay the Prior Facility, to pay fees and expenses incurred in connection with the Notes Offering and the ABL Facility and to pay accrued and unpaid interest on its then-existing term loan. All loan documents relating to the Prior Facility were terminated as of May 19, 2017.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described above in Item 1.01, on May 19, 2017, Salem consummated the issuance and sale of the Notes and entered into a new ABL Facility. The information included in Item 1.01 of this current report on Form 8-K under the headings “6.75% Senior Secured Notes due 2024” and “ABL Facility” is incorporated herein by reference into this Item 2.03.

ITEM 8.01	OTHER EVENTS

On May 19, 2017, the Company issued a press release announcing the closing of the Notes Offering and the concurrent entry into the ABL Facility by the Company. In accordance with Rule 135c promulgated under the Securities Act, a copy of the press release is being filed as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits. The following exhibits are furnished with this current report on Form 8-K:

Exhibit No.	Description

4.1	Indenture, dated as of May 19, 2017, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent

4.2	Form of 6.750% Senior Secured Note due 2024 (included in Exhibit 4.1 hereto)

4.3	Security Agreement, dated as of May 19, 2017, among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent

10.1	Intercreditor Agreement, dated as of May 19, 2017, by and between Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association, as collateral agent

10.2	Credit Agreement, dated as of May 19, 2017, by and among Salem Media Group, Inc., as parent and a borrower, the subsidiaries party thereto, as borrowers, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as lead arranger, and the lenders that are parties thereto

10.3	Guaranty and Security Agreement, dated as of May 19, 2017, by and among Salem Media Group, Inc., the subsidiaries party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release, dated May 19, 2017, of Salem Media Group, Inc. entitled “Salem Media Group Announces Closing of Offering of $255 Million of Senior Secured Notes Due 2024”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SALEM MEDIA GROUP, INC.

Date: May 23, 2017	/s/ Christopher J. Henderson
Christopher J. Henderson
Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of May 19, 2017, by and among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as trustee and collateral agent

4.2	Form of 6.750% Senior Secured Note due 2024 (included in Exhibit 4.1 hereto)

4.3	Security Agreement, dated as of May 19, 2017, among Salem Media Group, Inc., the subsidiary guarantors party thereto and U.S. Bank National Association, as collateral agent

10.1	Intercreditor Agreement, dated as of May 19, 2017, by and between Wells Fargo Bank, National Association, as administrative agent, and U.S. Bank National Association, as collateral agent

10.2	Credit Agreement, dated as of May 19, 2017, by and among Salem Media Group, Inc., as parent and a borrower, the subsidiaries party thereto, as borrowers, Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Bank, National Association, as lead arranger, and the lenders that are parties thereto

10.3	Guaranty and Security Agreement, dated as of May 19, 2017, by and among Salem Media Group, Inc., the subsidiaries party thereto and Wells Fargo Bank, National Association, as administrative agent

99.1	Press release, dated May 19, 2017, of Salem Media Group, Inc. entitled “Salem Media Group Announces Closing of Offering of $255 Million of Senior Secured Notes Due 2024”